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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Amendment No. 1 to Form S-3 (File No. 333-29879) dated September 23, 1997 of our reports dated February 12, 1997 on our audits of the financial statements and the financial statement schedule of First Industrial, L.P. (the "Operating Partnership") and the combined financial statements of the Contributing Businesses and of the combined financial statements of the Other Real Estate Partnerships and the incorporation by reference in this registration statement on Amendment No. 1 to Form S-3 (File No 333-29879) of our report dated February 12, 1997, on our audits of the consolidated financial statements and the financial statement schedule of First Industrial Realty Trust, Inc. (the "Company") and the combined financial statements of the Contributing Businesses which is included in the 1996 Annual Report on Form 10-K, and our report dated February 11, 1997 on our audit of the combined historical statements of revenues and certain expenses of the Acquisition Properties which is included in the Company's Current Report on Form 8-K filed February 12, 1997, and our report dated March 26, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Lazarus Burman Properties which is included in the Company's Current Report on Form 8-K filed February 12, 1997 as amended by Form 8-K/A No. 1 filed April 10, 1997, and our report dated July 30, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Punia Acquisition Properties which is included in each of the Company's and Operating Partnership's Current Report on Form 8-K filed July 15, 1997 as amended by Form 8-K/A No. 1 each filed September 4, 1997. We also consent to the reference to our firm under the caption "Experts."



                                          COOPERS & LYBRAND L.L.P.



Chicago, Illinois
September 23, 1997